Exhibit 10.5

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (“Agreement”) is made and entered into as of the             day of             , 2012, by and among EMPIRE STATE REALTY TRUST, INC., a Maryland corporation (the “Company”), EMPIRE STATE REALTY OP, L.P., a Delaware limited partnership (the “Partnership” and together with the Company, the “Indemnitors”), and              (the “Indemnitee”).

WHEREAS, the Indemnitee is an [officer], [employee], [agent], [controlling person] [or][and] [a member of the Board of Directors] of the Company [and/or the Partnership] and in such [capacity] [capacities] is performing a valuable service for the Company [and/or the Partnership]] [and was a member, manager, officer, director, partner or agent of Malkin Holdings LLC [and][or] its affiliates (collectively, “Malkin Holdings”)][an entity that owned an interest in one of the 18 real properties or two acres of land that are going to be or were contributed to the Company, the Partnership or their subsidiaries (each, a “Contributing Entity”) in connection with the reorganization and consolidation of Malkin Holdings and the Contributing Entities into the Company and the Partnership] [and was an agent for the participants in a Contributing Entity or any direct or indirect partner or member thereof];

WHEREAS, to induce the Indemnitee to provide services to the Company [and/or the Partnership] as an [officer], [employee], [agent], [controlling person] [or][and] [a member of the Board of Directors], and to provide the Indemnitee with specific contractual assurance that indemnification will be available to the Indemnitee regardless of, among other things, any amendment to or revocation of the Charter of the Company (the “Charter”) or the Bylaws of the Company (the “Bylaws”), the Agreement of Limited Partnership of the Partnership (the “Partnership Agreement”), or any acquisition transaction relating to the Company or the Partnership, the Indemnitors desire to provide the Indemnitee with protection against personal liability as set forth herein; and

WHEREAS, the parties by this Agreement desire to set forth their agreement regarding indemnification and advance of expenses.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Indemnitors and the Indemnitee do hereby covenant and agree as follows:

Section 1. Definitions. For purposes of this Agreement:

(a) “Board of Directors” means the Board of Directors of the Company.

(b) “Change in Control” means a change in control of the Company occurring after the Effective Date of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not the Company is then subject to such reporting requirement; provided, however, that, without limitation, such a Change in Control shall be deemed to have occurred if, after the Effective Date:

(1)	any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of all of the Company’s then-outstanding securities entitled to vote generally in the election of directors without the prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such person’s attaining such percentage interest;

(2)	the consummation by the Company, directly or indirectly, of a merger or consolidation, other than a transaction upon the completion of which 50% or more of the beneficial ownership of the voting power of the Company, the surviving entity or entity directly or indirectly controlling the Company or the surviving entity, as the case may be, is held by the same persons, in substantially the same proportion, as held the “beneficial ownership” (as defined in Rule 13(d)(3) under the Exchange Act) of the voting power of the Company immediately prior to the transaction (except that upon the completion thereof, employees or employee benefit plans of the Company may be a new holder of such beneficial ownership); or

(3)	at any time, a majority of the members of the Board of Directors are not individuals (A) who were directors as of the Effective Date or (B) whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by the affirmative vote of at least two-thirds of the directors then in office who were directors as of the Effective Date or whose election or nomination for election was previously so approved.

(c) “Corporate Status” means the status of a person (i) as a present or former director, officer, employee, agent or controlling person of the Company [and/or the Partnership], (ii) as a director, trustee, officer, partner (limited or general), manager, managing member, fiduciary, employee, agent or controlling person of any other foreign or domestic corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise that such person is or was serving in such capacity at the request of the Company [and/or the Partnership] or (iii) as (A) a former member, manager, shareholder, director, limited partner, general partner, officer or controlling person of (1) Malkin Holdings, (2) any Contributing Entity in the Company’s initial public offering or (3) any direct or indirect partner or member, or any employee benefit plan or other enterprise thereof (provided, that, in the case such direct or indirect partner or member owns direct or indirect interests in any properties not being contributed to the Company, the Partnership or their subsidiaries in the Company’s initial public offering, only to the extent such service relates to the business of Malkin Holdings or any Contributing Entity) or (B) any agent for participants in any Contributing Entity or any direct or indirect partner or member thereof (provided, that, in the case such direct or indirect partner or member owns direct or indirect interests in any properties not being contributed to the Company or the Partnership, only to the extent such service relates to the business of Malkin Holdings or any Contributing Entity). As a clarification and without limiting the circumstances in which the Indemnitee may be serving at the request of the Company or the Partnership, service by the Indemnitee shall be deemed to be at the request of the Company or the Partnership if the Indemnitee serves or served as a director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent of any corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise (i) of which a majority of the voting power or equity interest is owned directly or indirectly by the Company or (ii) the management of which is controlled directly or indirectly by the Company. The Company shall be deemed to have requested the Indemnitee to serve on an employee benefit plan where the performance of the Indemnitee’s duties to the Company also imposes or imposed duties on, or otherwise involves or involved services by, the Indemnitee to the plan or participants or beneficiaries of the plan.

(d) “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification and/or advance of Expenses is sought by the Indemnitee.

(e) “Effective Date” means the date set forth in the first paragraph of this Agreement.

(f) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(g) “Expenses” means any and all reasonable and out-of-pocket attorneys’ fees and costs, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, federal, state, local or foreign taxes imposed on the Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, ERISA excise taxes and penalties and any other disbursements or expenses incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in or otherwise participating in a Proceeding. Expenses shall also include Expenses incurred in connection with any appeal resulting from any Proceeding including, without limitation, the premium, security for and other costs relating to any cost bond, supersedeas bond or other appeal bond or its equivalent.

(h) “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither is, nor in the past five years has been, retained to represent: (i) the Company, Malkin Holdings, a Contributing Entity or the Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement or of other indemnitees under similar indemnification agreements), or (ii) any other party to or participant or witness in the Proceeding giving rise to a claim for indemnification or advancement of Expenses hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing the Company or the Indemnitee in an action to determine the Indemnitee’s rights under this Agreement. If a Change in Control has not occurred, Independent Counsel shall be selected by the Board of Directors, with the approval of the Indemnitee, which approval shall not be unreasonably withheld. If a Change in Control has occurred, Independent Counsel shall be selected by the Indemnitee, with the approval of the Board of Directors, which approval shall not be unreasonably withheld.

(i) “Proceeding” means any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation (including an internal investigation), inquiry, administrative hearing or any other proceeding, whether brought by or in the right of the Company or otherwise and whether of a civil (including intentional or unintentional tort claims), criminal, administrative or investigative (formal or informal) nature, including any appeal therefrom in which the Indemnitee was, is or will be involved as a party by reason of the Indemnitee’s Corporate Status and, whether or not Indemnitee is an employee of the Company at the time a Proceeding arises, except one initiated by the Indemnitee pursuant to Section 12 of this Agreement to enforce such Indemnitee’s rights under this Agreement. If the Indemnitee reasonably believes that a given situation may lead to or culminate in the institution of a Proceeding, such situation shall also be considered a Proceeding.

Section 2. Services by the Indemnitee. The Indemnitee serves or will serve as an officer, employee, agent or member of the Board of Directors of the Company [and/or the Partnership]. However, this Agreement shall not impose any independent obligation on the Indemnitee, the Company [or the Partnership] to continue the Indemnitee’s service to the Company [and/or the Partnership]. This Agreement shall not be deemed an employment contract between the Company (or any other entity) and the Indemnitee.

Section 3. General. The Indemnitors shall, jointly and severally, indemnify, and advance Expenses to, the Indemnitee (a) as provided in this Agreement, (b) as provided in the Charter and Bylaws and (c) otherwise to the maximum extent permitted by Maryland law in effect on the Effective Date and as amended from time to time; provided, however, that no change in Maryland law shall have the effect of reducing the benefits available to the Indemnitee hereunder based on Maryland law as in effect on the Effective Date. The rights of the Indemnitee provided in this Section 3 shall include, without limitation, the rights set forth in the other sections of this Agreement, including any additional indemnification permitted by Section 2-418(g) of the Maryland General Corporation Law (the “MGCL”).

Section 4. Standard for Indemnification. The Indemnitee shall be entitled to the rights of indemnification provided in this Agreement, including Section 3 and this Section 4 and under applicable law, the Charter, the Bylaws, the Partnership Agreement, any other agreement, or a resolution of the stockholders entitled to vote generally in the election of directors or of the Board of Directors, or otherwise if, by reason of the Indemnitee’s Corporate Status, the Indemnitee is, or is threatened to be, made a party to or a witness in any Proceeding. Notwithstanding the preceding sentence, the indemnification provided for in this Section 4 shall not cover any Indemnitee’s personal tax liabilities (federal, state, foreign or other) resulting from such Indemnitee’s Corporate Status as described in (iii) of the definition thereof. For the avoidance of doubt, the rights of indemnification provided in this Agreement in favor of the Indemnitee shall protect the acts performed by such Indemnitee (by reason of such Indemnitee’s Corporate Status or by reason of being named as a person who is about to become a director) prior to or on the Effective Date, including acts performed, or omissions taking place, prior to the formation of the Company. Pursuant to this Section 4, the Indemnitee shall be indemnified hereunder, to the maximum extent permitted by Maryland law in effect from time to time (provided, however, that no change in Maryland law shall have the effect of reducing the benefits available to the Indemnitee hereunder based on Maryland law as in effect on the Effective Date), against all judgments, penalties, fines and amounts paid in settlement and all Expenses actually and reasonably incurred by him or on his behalf in connection with a Proceeding by reason of his Corporate Status unless it is established that (i) the act or omission of the Indemnitee was material to the matter giving rise to the Proceeding and (x) was committed in bad faith or (y) was the result of active and deliberate dishonesty, (ii) the Indemnitee actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal Proceeding, the Indemnitee had reasonable cause to believe that his conduct was unlawful.

Section 5. Certain Limits on Indemnification. Notwithstanding any other provision of this Agreement (other than Section 6), the Indemnitee shall not be entitled to:

(a) indemnification hereunder if the Proceeding was one by or in the right of the Company and the Indemnitee is adjudged in a final, non-appealable judgment by a court of appropriate jurisdiction to be liable to the Company;

(b) indemnification hereunder if the Indemnitee is adjudged to be liable on the basis that personal benefit was improperly received by such Indemnitee in any Proceeding charging improper personal benefit to the Indemnitee, whether or not involving action in the Indemnitee’s Corporate Status; or

(c) indemnification or advance of Expenses hereunder if the Proceeding was brought by the Indemnitee unless: (i) the Proceeding was brought to enforce indemnification under this Agreement, and then only to the extent in accordance with and as authorized by Section 12 of this Agreement or, (ii) the Charter or the Bylaws or a resolution of the stockholders entitled to vote generally in the election of directors or of the Board of Directors expressly provides otherwise.

Section 6. Court-Ordered Indemnification. Notwithstanding any other provision of this Agreement, a court of appropriate jurisdiction, upon application of the Indemnitee and such notice as the court shall require, may order indemnification of Indemnitee by the Company in the following circumstances:

(a) if such court determines that the Indemnitee is entitled to reimbursement under Section 2-418(d)(1) of the MGCL, the court shall order indemnification, in which case the Indemnitee shall be entitled to recover the Expenses of securing such reimbursement; or

(b) if such court determines that the Indemnitee is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the Indemnitee (i) has met the standards of conduct set forth in Section 2-418(b) of the MGCL or (ii) has been adjudged liable for receipt of an improper personal benefit under Section 2-418(c) of the MGCL, the court may order such indemnification as the court shall deem proper. However, indemnification with respect to any Proceeding by or in the right of the Company or in which liability shall have been adjudged in the circumstances described in Section 2-418(c) of the MGCL shall be limited to Expenses.

Section 7. Indemnification for Expenses of an Indemnitee Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, and without limiting any such provision, and in addition to any right to payment of expenses under any such provision, to the extent that the Indemnitee was or is, by reason of his Corporate Status, made a party to (or otherwise becomes a participant in) any Proceeding and is successful, on the merits or otherwise, in the defense of such Proceeding, the Indemnitee shall be indemnified for all Expenses actually and reasonably incurred by him or on his behalf in connection therewith. If the Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Indemnitors shall, jointly and severally, indemnify the Indemnitee under this Section 7 for all Expenses actually and reasonably incurred by him or on his behalf in connection with each such claim, issue or matter, allocated on a reasonable and proportionate basis.

Section 8. Advance of Expenses for an Indemnitee. Notwithstanding anything in this Agreement to the contrary, and in addition to any right under any other provision of this Agreement, if the Indemnitee is or was or becomes a party to or is otherwise involved in any Proceeding, or is or was threatened to be made a party to or a participant in any Proceeding, by reason of the Indemnitee’s Corporate Status, or by reason of (or arising in part out of) any actual or alleged event or occurrence related to the Indemnitee’s Corporate Status, or by reason of any actual or alleged act or omission on the part of the Indemnitee taken or omitted in or relating to the Indemnitee’s Corporate Status, then the Indemnitors shall, without requiring a preliminary determination of the Indemnitee’s ultimate entitlement to indemnification hereunder, advance all reasonable Expenses incurred by or on behalf of the Indemnitee in connection with such Proceeding within ten (10) days after the receipt by the Company of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by the Indemnitee and shall include or be preceded or accompanied by a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Indemnitors as authorized by law and by this Agreement has been met and a written undertaking by or on behalf of the Indemnitee, in substantially the form attached hereto as Exhibit A or in such form as may be required under applicable law as in effect at the time of the execution thereof, to reimburse the portion of any Expenses advanced to the Indemnitee relating to claims, issues or matters in the Proceeding as to which it shall ultimately be established that the standard of conduct has not been met by the Indemnitee and which have not been successfully resolved as described in Section 7 of this Agreement. To the extent that Expenses advanced to the Indemnitee do not relate to a specific claim, issue or matter in the Proceeding, such Expenses shall be allocated on a reasonable and proportionate basis. The undertaking required by this Section 8 shall be an unlimited general obligation by or on behalf of the Indemnitee and shall be accepted without reference to the Indemnitee’s financial ability to repay such advanced Expenses and without any requirement to post security therefor.

Section 9. Indemnification and Advance of Expenses as a Witness or Other Participant. Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee is or may be, by reason of his Corporate Status, made a witness or otherwise asked to participate in any Proceeding, whether instituted by the Company or any other party, and to which the Indemnitee is not a party, he shall be advanced all reasonable Expenses and indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith within ten (10) days after the receipt by the Company of a statement or statements requesting any such advance or indemnification from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by the Indemnitee.

Section 10. Procedure for Determination of Entitlement to Indemnification.

(a) To obtain indemnification under this Agreement, the Indemnitee shall submit to the Indemnitors a written request, including therein or therewith such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification. The Indemnitee may submit one or more such requests from time to time and at such time(s) as the Indemnitee deems appropriate in his sole discretion. The officer of the Company receiving any such request from the Indemnitee shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that the Indemnitee has requested indemnification.

(b) Upon written request by the Indemnitee for indemnification pursuant to Section 10(a) above, a determination, if required by applicable law, with respect to the Indemnitee’s entitlement thereto shall promptly be made in the specific case: (i) if a Change in Control shall have occurred, by Independent Counsel, in a written opinion to the Board of Directors, a copy of which shall be delivered to the Indemnitee, which Independent Counsel shall be selected by the Indemnitee and approved by the Board of Directors in accordance with Section 2-418(e)(2)(ii) of the MGCL, which approval shall not be unreasonably withheld; or (ii) if a Change in Control shall not have occurred, (A) by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors or, if such a quorum cannot be obtained, then by a majority vote of a duly authorized committee of the Board of Directors consisting solely of one or more Disinterested Directors, (B) if Independent Counsel has been selected by the Board of Directors in accordance with Section 2-418(e)(2)(ii) of the MGCL and approved by the Indemnitee, which approval shall not be unreasonably withheld, by Independent Counsel, in a written opinion to the Board of Directors, a copy of which shall be delivered to the Indemnitee or (C) if so directed by a majority of the members of the Board of Directors, by the stockholders of the Company. If it is so determined that the Indemnitee is entitled to indemnification, payment to the Indemnitee shall be made within ten (10) days after such determination. The Indemnitee shall cooperate with the person, persons or entity making such determination with respect to the Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to the Indemnitee and reasonably necessary to such determination in the discretion of the Board of Directors or Independent Counsel if retained pursuant to clause (ii)(B) of this Section 10(b). Any Expenses incurred by the Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Indemnitors (irrespective of the determination as to the Indemnitee’s entitlement to indemnification) and the Indemnitors shall indemnify and hold the Indemnitee harmless therefrom.

(c) The Indemnitors shall pay the reasonable fees and expenses of Independent Counsel, if one is appointed.

Section 11. Presumptions and Effect of Certain Proceedings.

(a) In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that the

Indemnitee is entitled to indemnification under this Agreement if the Indemnitee has submitted a request for indemnification in accordance with Section 10(a) of this Agreement, and the Indemnitors shall have the burden of proof to overcome that presumption in connection with the making of any determination contrary to that presumption.

(b) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, upon a plea of nolo contendere or its equivalent, entry of an order of probation prior to judgment, or by dismissal, with or without prejudice, does not create a presumption that the Indemnitee did not meet the requisite standard of conduct described herein for indemnification.

(c) The knowledge and/or actions, or failure to act, of any other director, officer, employee or agent of the Company or any other director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent of any other foreign or domestic corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise shall not be imputed to the Indemnitee for purposes of determining any other right to indemnification under this Agreement.

Section 12. Remedies of the Indemnitee.

(a) If (i) a determination is made pursuant to Section 10(b) of this Agreement that the Indemnitee is not entitled to indemnification under this Agreement, (ii) advance of Expenses is not timely made pursuant to Sections 8 or 9 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 10(b) of this Agreement within 60 days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to Sections 7 or 9 of this Agreement within ten (10) days after receipt by the Company of a written request therefor, or (v) payment of indemnification pursuant to any other section of this Agreement or the Charter or the Bylaws of the Company is not made within ten (10) days after a determination has been made that the Indemnitee is entitled to indemnification, the Indemnitee shall be entitled to an adjudication in an appropriate court located in the State of Maryland, or in any other court of competent jurisdiction, of his entitlement to such indemnification or advance of Expenses. Alternatively, the Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. The Indemnitee shall commence a proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which the Indemnitee first has the right to commence such proceeding pursuant to this Section 12(a); provided, however, that the foregoing clause shall not apply to a proceeding brought by the Indemnitee to enforce his rights under Section 7 of this Agreement. Except as set forth herein, the provisions of Maryland law (without regard to its conflict of laws rules) shall apply to any such arbitration. The Indemnitors shall not oppose the Indemnitee’s right to seek any such adjudication or award in arbitration.

(b) In any judicial proceeding or arbitration commenced pursuant to this Section 12, the Indemnitee shall be presumed to be entitled to indemnification or advance of Expenses, as the case may be, under this Agreement or otherwise and the Indemnitors shall have the burden of proving that the Indemnitee is not entitled to indemnification or advance of Expenses, as the case may be. If the Indemnitee commences a judicial proceeding or arbitration pursuant to this

Section 12, the Indemnitee shall not be required to reimburse the Indemnitors for any advances pursuant to Section 8 of this Agreement until a final non-appealable judgment by a court of appropriate jurisdiction is made with respect to the Indemnitee’s entitlement to indemnification (as to which all rights of appeal have been exhausted or lapsed). The Indemnitors shall, to the fullest extent not prohibited by law, be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 12 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Indemnitors are bound by all of the provisions of this Agreement.

(c) If a determination shall have been made pursuant to Section 10(b) of this Agreement that the Indemnitee is entitled to indemnification, the Indemnitors shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 12, absent a misstatement by the Indemnitee of a material fact, or an omission of a material fact necessary to make the Indemnitee’s statement not materially misleading, in connection with the request for indemnification.

(d) In the event that the Indemnitee is successful in seeking, pursuant to this Section 12, a judicial adjudication of or an award in arbitration to enforce his rights under, or to recover damages for breach of, this Agreement or otherwise, the Indemnitee shall be entitled to recover from the Indemnitors, and shall be indemnified by the Indemnitors for, any and all Expenses actually and reasonably incurred by him in such judicial adjudication or arbitration. If it shall be determined in such judicial adjudication or arbitration that the Indemnitee is entitled to receive part but not all of the indemnification or advance of Expenses sought, the Expenses incurred by the Indemnitee in connection with such judicial adjudication or arbitration shall be appropriately prorated.

(e) Interest shall be paid by the Indemnitors to the Indemnitee at the maximum rate allowed to be charged for judgments under the Courts and Judicial Proceedings Article of the Annotated Code of Maryland for amounts which the Indemnitors pay or are obligated to pay for the period (i) commencing with either the tenth day after the date on which the Indemnitors were requested to advance Expenses in accordance with Sections 8 or 9 of this Agreement or the 60th day after the date on which the Company was requested to make the determination of entitlement to indemnification under Section 10(b) above and (ii) ending on the date such payment is made to the Indemnitee by the Indemnitors.

Section 13. Defense of the Underlying Proceeding.

(a) The Indemnitee shall notify the Indemnitors promptly in writing upon being served with any summons, citation, subpoena, complaint, indictment, request or other document relating to any Proceeding which may result in the right to indemnification or the advance of Expenses hereunder and shall include with such notice a description of the nature of the Proceeding and a summary of the facts underlying the Proceeding. The failure to give any such notice shall not disqualify the Indemnitee from the right, or otherwise affect in any manner any right of the Indemnitee, to indemnification or the advance of Expenses under this Agreement unless the Indemnitors’ ability to defend in such Proceeding or to obtain proceeds under any insurance policy is materially and adversely prejudiced thereby, and then only to the extent the Company is thereby actually so prejudiced.

(b) Subject to the provisions of the last sentence of this Section 13(b) and of Section 13(c) below, the Indemnitors shall have the right to defend the Indemnitee in any Proceeding which may give rise to indemnification hereunder; provided, however, that the Company shall notify the Indemnitee of any such decision to defend within 15 calendar days following receipt of notice of any such Proceeding under Section 13(a) above. The Indemnitors shall not, without the prior written consent of the Indemnitee, which shall not be unreasonably withheld or delayed, consent to the entry of any judgment against the Indemnitee or enter into any settlement or compromise which (i) includes an admission of fault of the Indemnitee, (ii) does not include, as an unconditional term thereof, the full release of the Indemnitee from all liability in respect of such Proceeding, which release shall be in form and substance reasonably satisfactory to the Indemnitee or (iii) would impose any Expense, judgment, fine, penalty or limitation on the Indemnitee. This Section 13(b) shall not apply to a Proceeding brought by the Indemnitee under Section 12 of this Agreement.

(c) Notwithstanding the provisions of Section 13(b) above, if in a Proceeding to which the Indemnitee is a party by reason of the Indemnitee’s Corporate Status, (i) the Indemnitee reasonably concludes, based upon the advice of counsel approved by the Company, which approval shall not be unreasonably withheld, that he may have separate defenses or counterclaims to assert with respect to any issue which may not be consistent with other defendants in such Proceeding, (ii) the Indemnitee reasonably concludes, based upon the advice of counsel approved by the Company, which approval shall not be unreasonably withheld, that an actual or apparent conflict of interest or potential conflict of interest exists between the Indemnitee and the Indemnitors, or (iii) if the Indemnitors fail to assume the defense of such Proceeding in a timely manner, the Indemnitee shall be entitled to be represented by separate legal counsel of the Indemnitee’s choice, subject to the prior approval of the Indemnitors of the choice of such counsel, which approval shall not be unreasonably withheld, at the expense of the Indemnitors. In addition, if the Indemnitors fail to comply with any of their obligations under this Agreement or in the event that the Indemnitors or any other person takes any action to declare this Agreement void or unenforceable, or institute any Proceeding to deny or to recover from the Indemnitee the benefits intended to be provided to the Indemnitee hereunder, the Indemnitee shall have the right to retain counsel of the Indemnitee’s choice, subject to the prior approval of the Indemnitors, which approval shall not be unreasonably withheld, at the expense of the Indemnitors (subject to Section 12(d) of this Agreement), to represent the Indemnitee in connection with any such matter.

Section 14. Non-Exclusivity; Survival of Rights; Subrogation.

(a) The rights of indemnification and advance of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which the Indemnitee may at any time be entitled under applicable law, the Charter or the Bylaws of the Company, any agreement or a resolution of the stockholders entitled to vote generally in the election of directors or of the Board of Directors, or otherwise. Unless consented to in writing by the Indemnitee, no amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of the Indemnitee under this Agreement in respect of any action taken or omitted by such the Indemnitee in his Corporate Status prior to such amendment, alteration or repeal, regardless of whether a claim with respect to such action or inaction is raised prior or subsequent to such amendment, alteration or repeal. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right or remedy shall be cumulative and in addition to every other right or remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion of any right or remedy hereunder, or otherwise, shall not prohibit the concurrent assertion or employment of any other right or remedy.

(b) In the event of any payment under this Agreement, the Indemnitors shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Indemnitors to bring suit to enforce such rights.

Section 15. Insurance.

(a) The Company will use its reasonable best efforts to acquire and maintain directors and officers liability insurance (“D&O Insurance”), on terms and conditions deemed appropriate by the Board of Directors, with the advice of counsel, that includes coverage for the Indemnitee or any claim made against the Indemnitee by reason of his Corporate Status and coverage for the Indemnitors for any indemnification or advance of Expenses made by the Indemnitors to the Indemnitee for any claims made against the Indemnitee by reason of his Corporate Status. Without in any way limiting any other obligation under this Agreement, the Indemnitors shall indemnify the Indemnitee for any payment by the Indemnitee arising out of the amount of any deductible or retention and the amount of any excess of the aggregate of all judgments, penalties, fines, settlements and Expenses incurred by the Indemnitee in connection with a Proceeding over the coverage of any D&O Insurance. The purchase, establishment and maintenance of any D&O Insurance shall not in any way limit or affect the rights or obligations of the Indemnitors or the Indemnitee under this Agreement except as expressly provided herein, and the execution and delivery of this Agreement by the Indemnitors and the Indemnitee shall not in any way limit or affect the rights or obligations of the Company under any such insurance policies. If, at the time the Indemnitors receive notice from any source of a Proceeding to which the Indemnitee is a party or a participant (as a witness or otherwise) and the Company has D&O Insurance in effect, the Indemnitors shall give prompt notice of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies.

(b) For a period of six (6) years and one (1) month after the date of termination of the Indemnitee’s employment, the Company shall maintain in effect a “tail” directors’ and officers’ liability insurance policy with coverage in an amount and scope at least as favorable as the Company’s existing coverage on the date of termination of the Indemnitee’s employment and with at least as highly-rated an insurer; provided, that, in no event shall the Company be required to expend in the aggregate in excess of 200% of the ratable portion of the annual premium paid by the Company for such insurance in effect on the date of termination of the Indemnitee’s employment. In the event that 200% of the ratable portion of the annual premium paid by the Company for such existing insurance is insufficient for such coverage, the Company shall spend up to that amount to purchase such lesser coverage as may be obtained with such amount.

Section 16. Coordination of Payments. The Indemnitors shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable or payable or reimbursable as Expenses hereunder if and to the extent that the Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

Section 17. Reports to Stockholders. To the extent required by the MGCL, the Company shall report in writing to its stockholders the payment of any amount for indemnification of, or advance of Expenses to, the Indemnitee under this Agreement arising out of a Proceeding by or in the right of the Indemnitors with the notice of the meeting of stockholders of the Company next following the date of the payment of any such indemnification or advance of Expenses or prior to such meeting.

Section 18. Duration of Agreement; Binding Effect.

(a) The Indemnitors’ obligations under this Agreement with respect to a Proceeding shall continue until and terminate on the date that the Indemnitee is no longer subject to that Proceeding (including any rights of appeal thereto and any Proceeding commenced by the Indemnitee pursuant to Section 12 of this Agreement).

(b) The indemnification and advance of Expenses provided by, or granted pursuant to, this Agreement shall be binding upon and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or, substantially all or a substantial part, of the business and/or assets of the Company), shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent of the Company or a director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent of any other foreign or domestic corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise that such person is or was serving in such capacity at the request of the Company, and shall inure to the benefit of the Indemnitee and his spouse, assigns, heirs, devisees, executors and administrators and other legal representatives.

(c) The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to the Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

(d) The Indemnitors and the Indemnitee agree hereby that a monetary remedy for breach of this Agreement, at some later date, may be inadequate, impracticable and difficult of proof, and further agree that such breach may cause the Indemnitee irreparable harm. Accordingly, the parties hereto agree that the Indemnitee may enforce this Agreement by seeking injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm and that by seeking injunctive relief and/or specific performance, the Indemnitee shall not be precluded from seeking or obtaining any other relief to which he may be entitled. The Indemnitee shall further be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertakings in connection therewith. The Indemnitors acknowledge that, in the absence of a waiver, a bond or undertaking may be required of the Indemnitee by a court, and the Indemnitors hereby waive any such requirement of such a bond or undertaking.

Section 19. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

Section 20. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. One such counterpart signed by the party against whom enforceability is sought shall be sufficient to evidence the existence of this Agreement.

Section 21. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

Section 22. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

Section 23. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed on the day of such delivery or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

(a) If to the Indemnitee, to the address set forth on the signature page hereto.

(b) If to the Indemnitors to:

One Grand Central Place

60 East 42nd Street

New York, New York 10165

Attn: General Counsel

or to such other address as may have been furnished in writing to the Indemnitee by the Indemnitors or to the Indemnitors by the Indemnitee, as the case may be.

Section 24. Governing Law. The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Maryland, without regard to its conflicts of laws rules.

Section 25. Time of the Essence. Time is of the essence regarding all dates and time periods set forth or referred to in this Agreement.

Section 26. Miscellaneous. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY:

EMPIRE STATE REALTY TRUST, INC.

By:
Name:
Title:

INDEMNITEE

Name:
Address:

EXHIBIT A

FORM OF AFFIRMATION AND UNDERTAKING TO REPAY EXPENSES ADVANCED

The Board of Directors of EMPIRE STATE REALTY TRUST, Inc.

Re: Affirmation and Undertaking to Repay Expenses Advanced

Ladies and Gentlemen:

This affirmation and undertaking is being provided pursuant to that certain Indemnification Agreement dated the          day of                     , 2011, by and among EMPIRE STATE REALTY TRUST, Inc., a Maryland corporation (the “Company”), EMPIRE STATE REALTY OP, L.P., a Delaware limited partnership (the “Partnership” and, together with the Company, or the “Indemnitor”) and the undersigned Indemnitee (the “Indemnification Agreement”), pursuant to which I am entitled to advance of Expenses in connection with [Description of Proceeding] (the “Proceeding”).

Terms used herein and not otherwise defined shall have the meanings specified in the Indemnification Agreement.

I am subject to the Proceeding by reason of my actual or alleged Corporate Status or by reason of alleged actions or omissions by me in such capacity. I hereby affirm my good faith belief that at all times, insofar as I was involved as [a member][an officer][a director][an employee][a partner][an agent] of [the Company][[Malkin Holdings][a Contributing Entity], in any of the facts or events giving rise to the Proceeding, I (1) did not act with bad faith or active or deliberate dishonesty, (2) did not receive any improper personal benefit in money, property or services and (3) in the case of any criminal proceeding, had no reasonable cause to believe that any act or omission by me was unlawful.

In consideration of the advance of Expenses by the Indemnitors for reasonable attorneys’ fees and related Expenses incurred by me in connection with the Proceeding (the “Advanced Expenses”), I hereby agree that if, in connection with the Proceeding, it is established that (1) an act or omission by me was material to the matter giving rise to the Proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty or (2) I actually received an improper personal benefit in money, property or services or (3) in the case of any criminal proceeding, I had reasonable cause to believe that the act or omission was unlawful, then I shall promptly reimburse the portion of the Advanced Expenses relating to the claims, issues or matters in the Proceeding as to which the foregoing findings have been established without interest.

IN WITNESS WHEREOF, I have executed this Affirmation and Undertaking on this          day of                     , 20    .

Exhibit A